Section 906 Certifications
---------------------------
I, Karnig H. Durgarian, a Principal Executive Officer of TH Lee,
Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of TH Lee, Putnam Emerging Opportunities
Portfolio for the period ended October 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

2. The information contained in the Form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended October 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of TH Lee, Putnam Emerging Opportunities Portfolio.

/s/Karnig H. Durgarian      Date: December 23, 2003
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Karnig H. Durgarian, Principal Executive Officer




Section 906 Certifications
---------------------------
I, Steven D. Krichmar, a Principal Financial Officer of TH Lee,
Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of TH Lee, Putnam Emerging Opportunities
Portfolio for the period ended October 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended October 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of TH Lee, Putnam Emerging Opportunities Portfolio.

/s/Steven D. Krichmar       Date: December 23, 2003
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Steven D. Krichmar, Principal Financial Officer